UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March, 27, 2012

Pacific Bepure Industry Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-149898	26-1272059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 78 Kanglong East Road, Yangdaili, Chendai Township
Jinjiang City, Fujian Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (86 595) 8677 0999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2012, the Company elected Wu Jiawei, the Chief Designer for Weicheng Advertisement Co., Ltd., to serve as an independent member of the Company’s Board of Directors. Wu Jiawei has been named to a special committee of the Board of Directors (the “Special Committee”) to consider alternatives relating to the Company’s obligations as a reporting company under the Securities Exchange Act of 1934.

On March 27, 2012, the Company elected Lin Mingle, the General Manager of Jinjiang Baiqiang Shoes Materials Trade Co., Ltd., to serve as an independent member of the Company’s Board of Directors. Lin Mingle has also been named to the Special Committee. Each Special Committee member will receive a directors’ fee of $1,500 per meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BEPURE INDUSTRY INC.
(Registrant)
Date: March 29, 2012
	By:	/s/ Ruiquan Li
Name: Ruiquan Li
Title: President and Chief Executive Officer